AMENDED AND RESTATED ASSET PURCHASE AGREEMENT

THIS AMENDED AND RESTATED ASSET PURCHASE AGREEMENT dated as of the 18 day of December, 2013 (this "Agreement") is by and between The SpendSmart Payments Company, a California corporation (the "Purchaser"), The SpendSmart Payments Company, a Colorado Corporation (the “Parent”) and Intellectual Capital Management, Inc. d/b/a SMS Masterminds, a Nevada corporation ("the Seller", and together with the Purchaser and the Parent, the “Parties”).

RECITALS

WHERAS, the Parties entered into a certain Asset Purchase Agreement on October 15, 2013 (the "Original Agreement"), and now desire to amend and restate such Original Agreement; and

WHEREAS, the Seller is engaged in the business of providing mobile marketing services through the use of proprietary social and mobile marketing tools (the "Business"); and

WHEREAS, the Seller desires to sell to the Purchaser the Business and all of the assets and properties owned by the Seller related thereto, and the Purchaser desires to acquire the Business and all of such assets and properties, upon the terms, in the manner and subject to the conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants, representations and warranties contained in this Agreement, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I.

PURCHASE AND SALE OF THE ASSETS

SECTION 1.1. The Closing. The sale and transfer of the Assets (as defined herein) and the consummation of all of the other transactions contemplated by this Agreement (the "Closing") shall occur at the offices of Ruskin Moscou Faltischek, P.C., Uniondale, New York, at 10:00 a.m., local time, on or before December 31, 2013, as the same may be extended by the Purchaser, provided the Purchaser and Seller are in compliance with their respective obligations hereunder (the applicable date of the Closing being referred to as the "Closing Date"). At the Closing, the Seller and the Purchaser shall exchange certificates, instruments and other documents required to be delivered under Article VI hereof.

SECTION 1.2. Purchase and Sale of the Assets. At the Closing, the Seller shall sell, assign and transfer to the Purchaser, free and clear of all liens, pledges, security interests, mortgages, claims, debts, charges, agreements or other encumbrances or restrictions on transfer of any kind whatsoever (collectively, the "Encumbrances"), all of its property, rights, privileges and interests, whether tangible or intangible, real, personal or mixed, that are held or leased or used in connection with the Business, other than the Excluded Assets as defined in Section 1.3 below (collectively, the "Assets"). The Assets shall include, but not be limited to, all of Seller's rights and interests in its: (a) tangible personal property, including, without limitation, work in process, inventory, furniture and equipment; (b) real property, including, without limitation, fixtures; (c) leasehold interests, which may require landlords' consents, which consents will be delivered at Closing; (d) contracts and personal property leases expressly assumed by the Purchaser; (e) licenses and permits, which may require consent to assignment; (f) patents, trademarks, copyrights and all other intellectual property, which may require consent to assignment; (g) know how and trade secrets; (h) prepaid expenses; (i) accounts receivable; (j) customer lists and account information; (k) goodwill; (l) positive bank account balances; and (m) copies of all files, books and records.

SECTION 1.3. Excluded Assets. The following assets of the Seller are expressly excluded from the Assets and shall not be sold, assigned, transferred or delivered to the Purchaser hereunder (collectively, the "Excluded Assets"): (a) the corporate minute books and stock record books of the Seller (copies of which, however, will be delivered to Purchaser); and (b) any rights the Seller may have to enforce the obligations of the Purchaser pursuant to this Agreement and any and all agreements, certificates, instruments and other documents related to this Agreement (collectively, the "Related Documents").

SECTION 1.4. Assumed Liabilities. At the Closing, the Purchaser shall assume only those liabilities set forth in Schedule 1.4 of the Disclosure Schedule (the "Assumed Liabilities"), provided, however, that the Accounts Receivable (as hereinafter defined) plus Seller’s cash shall equal or exceed such Assumed Liabilities at the Closing, and in the event such Assumed Liabilities exceed the Accounts Receivable plus Seller’s cash, the Parties shall negotiate the payment of such Assumed Liabilities in good faith. Notwithstanding the Purchaser's assumption of the Assumed Liabilities, the Purchaser may seek indemnification from the Seller for any and all Losses (as defined below) resulting from a breach of any of its representations and warranties hereunder.

SECTION 1.5. Payoffs by Purchaser. At or prior to the Closing, the Purchaser and/or the Parent hereby agree to deliver to the Seller funds required to pay off the liabilities set forth on Schedule 1.5 (each, a “Nonassignable Liability”) in full. The Seller shall deliver to the Purchaser and/or the Parent a pay-off letter for each Nonassignable Liability at least three days prior to the Closing Date.

SECTION 1.6 Excluded Liabilities. Except for the Assumed Liabilities specifically set forth in Section 1.4 above, the Purchaser shall not assume or be deemed to have assumed any debts, liabilities or obligations of any kind, character or nature, whether known or unknown, fixed, contingent, absolute or otherwise, arising or made prior to, on or after the Closing Date, of the Seller and its affiliates, or relating to or arising from the Assets or the conduct of the Business on or prior to the Closing Date, or the Seller's costs related directly and/or indirectly to this transaction (each an "Excluded Liability" and collectively, the "Excluded Liabilities"). From and after the Closing, the Seller covenants and agree to timely and fully discharge and satisfy all Excluded Liabilities so that the same are not asserted against the Assets, the Business or the Purchaser.

ARTICLE II.

CONSIDERATION FOR TRANSFER

SECTION 2.1. Purchase Price. The purchase price (the “Purchase Price”) shall consist of 5,250,000 shares of Parent’s common stock (the “Stock Consideration”), par value $.001 per share (the “SSPC Common Stock”). The Stock Consideration shall consist of a number of authorized but unissued shares of SSPC Common Stock to be issued at the Closing. The certificate for the Stock Consideration shall bear a legend under the Securities Act of 1933, as amended (the “Securities Act”) relating to the status of the Stock Consideration as restricted securities and will also bear a legend stating;

“THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR APPLICABLE STATE SECURITIES LAWS AND THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED UNLESS (I) A REGISTRATION STATEMENT COVERING SUCH SALE OR TRANSFER IS EFFECTIVE UNDER THE ACT OR (II) THE TRANSACTION IS EXEMPT FROM REGISTRATION UNDER THE ACT, AND IF THE ISSUER REQUESTS, AN OPINION SATISFACTORY TO THE CORPORATION TO SUCH EFFECT HAS BEEN RENDERED BY COUNSEL.”

SECTION 2.2. Payment of the Purchase Price. At the Closing, the Purchaser shall pay the Stock Consideration by delivery to the Seller of one or more certificates representing the same.

SECTION 2.3. Allocation of Purchase Price. The Purchase Price has been allocated among the Assets consistent with the requirements of Section 1060 and the regulations promulgated thereunder. The parties agree to complete jointly and to file separately Form 8594 with its federal income tax return consistent with such allocation for the tax year in which the Closing occurs.

SECTION 2.4. Appointment of Directors. On the Closing Date, the Seller shall appoint, and the Parent shall elect, Alex Minicucci to the Parent’s Board of Directors. Alex Minicucci shall also retain the right to select one (1) additional director to fill the next available vacancy on the Parent’s Board of Directors.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES OF

THE SELLER

For purposes hereof, “Seller's knowledge” or “the best of the Seller's knowledge” shall mean the knowledge of the Seller and any manager, officer and/or employee of the Seller, and shall include information which such individuals actually knew or should have known through the performance of the duties of such individuals in a manner that is customary in the industry including the Business. The Seller represents and warrants to the Purchaser, as of the date hereof (except as to any representation or warranty which specifically relates to an earlier date), and as of the moment immediately prior to Closing, as follows:

SECTION 3.1. Organization and Qualification. The Seller is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction set forth in Schedule 3.1 of the Disclosure Schedule, with all requisite power and authority to own the Assets, lease its properties, and to conduct the Business as it is presently conducted. The Seller is qualified to do business and is in good standing in each jurisdiction in which it owns assets, leases property or conducts the Business, which jurisdictions are set forth on Schedule 3.1 of the Disclosure Schedule. The Seller has delivered to the Purchaser true and complete copies of the Seller's articles of organization and operating agreement, and all amendments thereto.

SECTION 3.2. Authorization. The Seller has full power and authority to perform the transactions contemplated by this Agreement. The Seller's execution and delivery of this Agreement and the Related Documents and its performance of the transactions contemplated herein have been duly authorized by all requisite action, including, without limitation, by the Seller's managers and members. This Agreement and the Related Documents have been duly and validly executed and delivered by the Seller and constitute legal, valid and binding obligations of the Seller, enforceable in accordance with their terms, except to the extent that such enforcement may be subject to applicable bankruptcy, insolvency or similar laws relating to creditors' rights and remedies generally.

SECTION 3.3. No Violation. Neither the execution nor delivery of this Agreement or the Related Documents by the Seller and the performance of the Seller's obligations hereunder and thereunder, nor the purchase and sale of the Assets and Business, will: (a) violate or result in any breach of any provision of the Seller's articles of organization or operating agreement; (b) except as set forth on Schedule 3.3 of the Disclosure Schedule violate, conflict with or result in a violation or breach of, or constitute a default (with or without due notice or lapse of time or both) under, or permit the termination of, or require the consent of any other party to, or result in the acceleration of, or entitle any party to accelerate (whether as a result of a change in control of any Seller or otherwise) any obligation under, or result in the loss of any benefit under, any agreement to which the Seller is a party, or give rise to the creation of any Encumbrance upon any of the Assets; or (c) violate any order, writ, judgment, injunction, decree, statute, law, rule, regulation or ordinance of any court or governmental, quasi-governmental or regulatory department or authority ("Governmental Authority") applicable to the Seller, the Business or any of the Assets.

SECTION 3.4. Ownership. Schedule 3.4 of the Disclosure Schedule sets forth the name, address and interest of each person or entity that is a shareholder, or the right to acquire any capital stock of any kind of the Seller.

SECTION 3.5. Consents and Approvals. Except as listed on Schedule 3.5 of the Disclosure Schedule, no filing or registration with, no notice to, and no permit, authorization, consent or approval of any Governmental Authority or any other person is necessary for the Seller to execute and deliver this Agreement and the Related Documents, including all contract and lease assignments or to enable the Purchaser after the Closing to continue to conduct the Business as presently conducted.

SECTION 3.6. Financial Statements. The Seller has delivered to the Purchaser the audited financial statements of the Seller as of December 31, 2011 and as of December 31, 2012 (the "Financial Statements"). The Financial Statements are accurate in all material respects and have been prepared from the books and records of the Seller and in accordance with GAAP consistently applied and fairly present the financial condition of the Seller as of the date thereof and the results of the operations of the Business for the period indicated. A copy of the Financial Statements is attached hereto as Schedule 3.6 of the Disclosure Schedule. The Seller shall provide any and all information required in order to assist the Parent in filing a Current Report on Form 8-K which shall include Seller’s audited financial statements, the filing of which shall occur no later than seventy one days after the Closing.

SECTION 3.7. Absence of Undisclosed Liabilities. Except as set forth on Schedule 3.7 of the Disclosure Schedule, on December 31, 2012, the Seller had no liability (whether accrued, absolute, contingent or otherwise, and whether then due or to become due) nor loss contingency, except as reflected on the Financial Statements, which would be required to be included therein in accordance with GAAP consistently applied, and the Seller has no knowledge of any valid basis for the assertion of any such liability or loss contingency.

SECTION 3.8. Absence of Certain Changes. Except as disclosed in Schedule 3.8 of the Disclosure Schedule, since January 1, 2013, the Seller has conducted the Business in the usual ordinary course, and, without limiting the generality of the foregoing, since such date, there has not been: (a) any change or condition of any character in the Assets including, without limitation, the financial condition, results of operations or prospects of the Business which, individually or in the aggregate, had or could reasonably be expected to have a material adverse effect on the revenues, financial condition, results of operations, properties, assets or prospects of the Seller (a "Material Adverse Effect"); (b) any capital expenditure or commitment thereof in excess of $25,000 individually or $50,000 in the aggregate, or the making or any loans or advances; (c) any sale, lease, license, Encumbrance or other transfer or disposition of any assets or properties of the Seller, except in the ordinary course of the Business; (d) any forgiveness or cancellation of any debts or claims; (e) any entry into or commitment to enter into any material contract by the Seller or any change or amendment to any material contract, or any entry into any or commitment to enter into any contract with an affiliate of the Seller; (f) any damage, destruction or loss to the properties or assets owned, leased or used by the Seller, whether or not covered by insurance, which adversely affected the operations of the Business; (g) any change by the Seller in its financial or tax accounting principles or methods, or any failure to maintain the books, accounts and records of the Seller in the usual, regular and ordinary manner on a basis consistent with prior practice and in accordance with GAAP; (h) any acquisition (by merger, consolidation or acquisition of stock or assets) by the Seller of any business entity or division or significant assets thereof; (i) any change made or authorized in the Seller's certificate of incorporation or by-laws; or (j) any failure by the Seller to use its customary best efforts to preserve the Seller's goodwill with suppliers, customers and others with which it has business relationships and to maintain its business, employees, licenses and operations consistent with past practices.

SECTION 3.9. Litigation. Except as set forth in Schedule 3.9 of the Disclosure Schedule, there is no action, dispute, suit, litigation, hearing, inquiry, proceeding, arbitration or investigation pending or threatened against the Seller or any of its properties, assets or rights, before any court, arbitrator or Governmental Authority, nor is there any judgment, decree, injunction, rule or order of any court, arbitrator or Governmental Authority outstanding against, and unsatisfied by, the Seller (any of the foregoing being herein referred to as "Existing Litigation"), nor does the Seller know of any fact or condition which could reasonably be expected to serve as a basis for the assertion of any such action, suit, inquiry, judicial or administrative proceeding, arbitration or investigation. There is no action, suit, proceeding or investigation by any Seller pending or that the Seller intends to initiate or is considering initiating.

SECTION 3.10. Title to Assets. Except as set forth in Schedule 3.10 of the Disclosure Schedule, the Seller has good and marketable title to all of the properties and assets used in the conduct of the Business or reflected in the Financial Statements as owned by it, including the Assets, free and clear of any and all liens and Encumbrances (except for those properties or assets disposed of in the ordinary course of business). Schedule 3.10 of the Disclosure Schedule lists all of the properties and assets used in the Business that are individually or in the aggregate material to the Seller which are not owned by the Seller. Except as set forth in Schedule 3.10 of the Disclosure Schedule, all of the Assets are located at the Seller's facilities in New York City.

SECTION 3.11. Assets Sufficient The properties and assets used in the Business or otherwise comprising the Assets are, in all material respects, sufficient for the conduct of normal and customary operations of the Business as presently conducted by the Seller.

SECTION 3.12. Contracts. Schedule 3.12 of the Disclosure Schedule sets forth a complete and accurate list of all of the contracts, agreements and arrangements, whether written or oral, formal or informal, which relate to the Assets (the “Material Contracts”). Other than as set forth in Schedule 3.12 of Disclosure Schedule, the Seller is not in default with respect to any obligation to be performed under any Material Contract, and to the knowledge of the Seller, each other party to a Material Contract is not in default with respect to any obligation to be performed. Except as set forth in Schedule 3.12 of the Disclosure Schedule, no consent by, notice to or approval from any third party is required under any Material Contract as a result of or in connection with the execution, delivery or performance of this Agreement and/or the Related Agreements or the consummation of the transactions contemplated herein. All of the contracts on Schedule 3.12 are to be assumed by the Purchaser at Closing, provided the requisite consents are obtained by Seller.

SECTION 3.13. Employee Benefit Plans; Labor Relations.

(a) Schedule 3.13(a) of the Disclosure Schedule contains a complete and accurate list of each employee benefit plan, program, agreement or arrangement, whether written or oral, covering employees, former employees or managers of the Seller, or providing benefits to such persons in respect of services provided to the Seller (collectively, the "Benefit Plans"). Schedule 3.13(a) of the Disclosure Schedule indicates which of the Benefit Plans is an "employee benefit plan" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and which of the Benefit Plans is subject to Section 302 or Title IV of ERISA. With respect to each Benefit Plan, the Seller heretofore delivered to the Purchaser a accurate and complete copy of such Benefit Plan and any amendments thereto (or if the Benefit Plan is not a written plan, an accurate and detailed written description thereof), and, if applicable, (i) any related trust or other funding documents, and (ii) any reports or summaries required under ERISA and the most recent determination letter received from the Internal Revenue Service with respect to each Benefit Plan intended to qualify under section 401 of the Code.

(b) As of the date hereof, except as set forth in Schedule 3.13(b) of the Disclosure Schedule, the Seller is not a party to any collective bargaining agreement or other labor agreement with any union or labor organization, and to the knowledge of the Seller, there is no activity or proceeding of any labor organization or employee group to organize any such employees.

SECTION 3.14. Taxes.

(a) Except as set forth in Schedule 3.14(a) of the Disclosure Schedule, the Seller has: (i) timely filed or caused to be filed with appropriate governmental agencies or departments all Federal, state, local and foreign returns (the "Tax Returns") for Taxes (as hereinafter defined) required to be filed by it; (ii) made available to the Purchaser complete and accurate copies of such Tax Returns for the past three (3) years; and (iii) paid or caused to be paid all Taxes (including any additions or penalties if any) if any required to be paid by the Seller in respect of the periods for which its Tax Returns are due, and will establish an adequate accrual or reserve for the payment of all Taxes payable in respect of the period, including portions thereof, subsequent to the last of said periods up to and including the Closing Date. The Tax Returns are complete and accurate in all respects, and the calculations and deductions set forth therein have been made, in all respects, in compliance with all applicable Tax statutes, laws, rules and regulations.

(b) The term "Tax" shall include all taxes, charges, withholdings, fees, levies, penalties, additions, interest or other assessments imposed by any United States Federal, state or local and foreign or other taxing department or authority on any Seller (including, without limitation, as a result of being a member of an affiliated, combined or unitary group or as a result of any obligation arising out of an agreement to indemnify any other person), and including, but not limited to, those related to income, gross receipts, gross income, sales, use, excise, occupation, services, leasing, valuation, transfer, license, customs duties or franchise.

SECTION 3.15. Environmental Matters. Except as disclosed in Schedule 3.15 of the Disclosure Schedule, (i) the Seller is in full compliance with all Environmental Laws, (ii) the Seller does not have knowledge of any notice of any suit, litigation, arbitration, hearing, investigation, dispute or other action (whether civil, criminal, administrative or investigative) brought by or before any court, Governmental Authority or arbitration. “Environmental Laws” means all applicable federal, state, or local laws, regulations, ordinances, decrees, rules, judgments, orders or directives now or hereinafter in effect relating to the protection of human health, safety or the environment, or otherwise relating to hazardous substances generation, production, use, storage, treatment, transportation or disposal.

SECTION 3.16. Compliance with Applicable Laws; Permits and Licenses. Schedule 3.16 of the Disclosure Schedule sets forth all of the licenses, franchises, permits, consents and authorizations necessary for the lawful conduct of the Business. Except as set forth in Schedule 3.16 of the Disclosure Schedule, the Seller properly holds, and at all relevant times has held, all material licenses, franchises, permits, consents and authorizations necessary for the lawful conduct of the Business, and the Business is not being and, during the relevant statute of limitations period, has not been conducted in violation of any provision of any federal, state, local or foreign statute, law, ordinance, rule, regulation, judgment, decree, order, concession, grant, franchise, permit, consent or license or other governmental authorization or approval ("Law") applicable to it. Except as set forth in Schedule 3.16 of the Disclosure Schedule, the Seller has not received any notification of any failure by the Seller to comply with any Law applicable to it.

SECTION 3.17. Brokers' Fees and Commissions. Neither the Seller nor any of its managers, officers, employees or agents has employed any investment banker, broker, finder or intermediary, and no fee or other commission is owed to any third party, in connection with the transactions contemplated herein except as set forth in Schedule 3.17 of the Disclosure Schedule.

SECTION 3.18. Proprietary Rights.

(a) Set forth in Schedule 3.18(a) of the Disclosure Schedule is a complete and accurate list of all patents, registered copyrights, trademarks, trade names, trade secrets and all other intellectual property in which the Seller has proprietary rights and which relates to the Business (hereinafter referred to as the "Proprietary Rights") and all licenses, sublicenses or other agreements with respect thereto. The Seller owns all of the Proprietary Rights and to the best of Seller’s knowledge, the use of such Proprietary Rights does not infringe upon the rights of any other person or entity. The Seller has not received any notice of a claim of such infringement nor was any such claims the subject of any action, suit or proceeding involving the Seller. The Seller has no knowledge of any infringement or improper use by any third party of the Proprietary Rights, nor has the Seller instituted any action, suit or proceeding in which an act constituting an infringement of any of the Proprietary Rights was alleged to have been committed by a third party.

(b) Schedule 3.18(b) of the Disclosure Schedule identifies (i) all of the software and computer databases (collectively, the "Data Bases") that are used in the conduct of the Business, (ii) states whether such Data Bases are owned or licensed by the Seller and, (iii) if licensed, the name of such licensor. Except as set forth on Schedule 3.18(b) of the Disclosure Schedule, the Seller has all legal right to use the Data Bases as they are currently being used, and the Purchaser will continue to have the legal right to use the Data Bases in this manner following the consummation of the transactions contemplated herein. The use of the Data Bases does not infringe upon the rights of any other person or entity, nor has any Seller received any notice of a claim of such infringement. Except as listed on Schedule 3.18(b) of the Disclosure Schedule, there are no licenses, sublicenses or other agreements relating to the use of the Data Bases by the Seller.

SECTION 3.19. Accounts Receivable. Subject to any allowance for doubtful accounts established in accordance with Seller’s usual business practices and reflected in the Financial Statements, Schedule 3.19 sets forth each of Seller’s accounts receivable (the “Accounts Receivable”) and each such accounts receivable relates to services rendered by Seller to such client, is valid and is collectible in full in the ordinary course of business.

SECTION 3.20. Insurance. Schedule 3.20 of the Disclosure Schedule sets forth a complete and accurate list (including the name of the insurer, name, address and telephone number of the insurance broker or agent, type of coverage, premium, policy number, limits of liability for personal injury and property damage and expiration date) of all binders, policies of insurance, self insurance programs or fidelity bonds, other than bonds for excise taxes and custom duties (collectively the "Insurance Policies") maintained by the Seller or for which the Seller is a named insured. All of the Insurance Policies have been issued under valid policies or binders for the benefit of the Seller, and are in amounts and for risks, casualties and contingencies customarily insured against by enterprises with operations similar to those of the Seller. All of the Insurance Policies are currently valid, issued, outstanding and enforceable, and each of the Insurance Policies shall remain in full force and effect at least through the respective expiration dates set forth in Schedule 3.20 of the Disclosure Schedule. There are no pending or asserted claims against any Insurance Policy as to which any insurer has denied liability, and there are no claims under any Insurance Policy that have been disallowed or improperly filed.

SECTION 3.21. Real Estate. Schedule 3.21 of the Disclosure Schedule sets forth a complete and accurate list of all real property owned (the “Owned Property”) or leased or subleased by or on behalf of each Seller (the "Real Estate Leases"), if any. Other than as set forth on Schedule 3.21 of the Disclosure Schedule, the Seller has delivered to the Purchaser accurate, correct, and complete copies of the Real Estate Leases, as amended, which leases, as amended, are in full force and effect and constitute valid and binding obligations of the respective parties thereto. There have not been and there currently are not any defaults under said leases by any party and no event has occurred which (whether with or without notice, lapse of time, or the happening or occurrence of any other event) would constitute a default thereunder entitling the landlord to terminate the lease.

SECTION 3.22. Regulatory Reports. The Seller has filed all material reports, registrations and statements, together with any amendments required to be made with respect thereto, that it was required to file with any Governmental Authority, and has paid all fees or assessments due and payable in connection therewith.

SECTION 3.23. Customers of the Seller. Except as set forth on Schedule 3.23 of the Disclosure Schedule, the Seller does not know of any fact, condition or event (including, without limitation, the consummation of the transactions contemplated herein) which would adversely affect the relationship of the Seller with any existing customer.

SECTION 3.24. Bank Accounts. Schedule 3.24 of the Disclosure Schedule sets forth a description of each bank account of the Seller.

SECTION 3.25. Status of Seller. The Seller is, at Closing, taking the Stock Consideration for investment and not distribution of the same. The Seller is an accredited investor, or is owned by members each of whom is an accredited investor, as such term is defined in the Securities Act. The Seller has reviewed the filings of Parent with the Securities and Exchange Commission (“SEC”), including but not limited to the risk factors set forth therein, and understands that the SSPC Common Stock presents certain risks for a holder of the same.

SECTION 3.26. Untrue or Misleading Statements. No representation or warranty contained in this Article III contains any untrue statement of a material fact or omits to state a material fact required to be stated herein or necessary in order to make the statements herein, in light of the circumstances under which they are made, not misleading.

ARTICLE IV.

REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

The Purchaser hereby represents and warrants to the Seller, as of the date hereof (except as to any representation or warranty which specifically relates to an earlier date) and immediately prior to Closing, as follows:

SECTION 4.1. Organization and Qualification. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of California, with all requisite power and authority and legal right to own assets, to lease properties, and to conduct its business as presently conducted.

SECTION 4.2. Authorization. The Purchaser has full corporate power and authority to execute and deliver this Agreement and the Related Agreements and to consummate the transactions contemplated herein. The execution and delivery of this Agreement and the Related Documents by the Purchaser and the performance by the Purchaser of its obligations hereunder have been duly authorized by all requisite corporate action. This Agreement and the Related Documents have been duly and validly executed and delivered by the Purchaser and constitute the legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with their terms, except to the extent that such enforcement may be subject to applicable bankruptcy, insolvency, or similar laws relating to creditors' rights and remedies generally.

SECTION 4.3. No Violation. Neither the execution and delivery of this Agreement and the Related Documents by the Purchaser, nor the performance by the Purchaser of its obligations hereunder, will: (a) violate or result in any breach of any provision of the Purchaser's certificate of incorporation or by-laws; or (b) violate any order, writ, judgment, injunction, decree, statute, rule or regulation of any court or Governmental Authority applicable to the Purchaser.

SECTION 4.4. Consents and Approvals. Except as listed on Schedule 4.4 of the Disclosure Schedule, no filing or registration with, no notice to and no permit, authorization, consent or approval of any third party or any Governmental Authority not heretofore delivered to the Seller is necessary for the Purchaser's consummation of the transactions contemplated herein.

SECTION 4.5. Brokers' Fees and Commissions. Neither the Purchaser nor any of its shareholders, directors, officers, employees or agents has employed any investment banker, broker, finder or intermediary, and such no fee or other commission is owed to any third party, in connection with the transactions contemplated herein except as set forth in Schedule 4.5 hereof.

SECTION 4.6. Untrue or Misleading Statements. No representation or warranty contained in this Article IV contains any untrue statement of a material fact or omits to state a material fact required to be stated herein or necessary in order to make the statements herein, in light of the circumstances under which they are made, not misleading.

ARTICLE V.

REPRESENTATIONS AND WARRANTIES OF THE PARENT

SECTION 5.1. Organization. The Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado, and has all requisite power and authority to lease its properties and to conduct its business as it is presently conducted. The Parent is qualified to do business and is in good standing in each jurisdiction in which it owns assets, leases property or conducts its business. The Parent has delivered to the Seller true and complete copies of the Parent's articles of organization and operating agreement, and all amendments thereto.

SECTION 5.2. Authorization. The Parent has full power and authority to perform the transactions contemplated by this Agreement. The Parent's execution and delivery of this Agreement and the Related Documents and its performance of the transactions contemplated herein have been duly authorized by all requisite action, including, without limitation, by the Parent's board of directors. This Agreement and the Related Documents have been duly and validly executed and delivered by the Parent and constitute legal, valid and binding obligations of the Parent, enforceable in accordance with their terms, except to the extent that such enforcement may be subject to applicable bankruptcy, insolvency or similar laws relating to creditors' rights and remedies generally.

SECTION 5.3. Capitalization. The authorized capital stock of the Parent consists of 300,000,000 shares of SSPC Common Stock and 10,000,000 shares of preferred stock, par value $0.001 per share. As of the date hereof there are 10,374,062 shares of SSPC Common Stock issued and outstanding and no shares of preferred stock issued and outstanding. The Capitalization of the Parent is set forth on Schedule 5.3 and except as set forth in Schedule 5.3, there are no outstanding or authorized options, warrants, rights, agreements or commitments to which the Parent is a party or which are binding upon the Parent providing for the issuance or redemption of any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to the Parent.

SECTION 5.4. Valid Issuance. The Stock Consideration to be issued at the Closing pursuant to Section 2.1 hereof, when issued and delivered in accordance with the terms hereof, shall be duly and validly issued, fully paid and nonassessable and free of all preemptive rights.

SECTION 5.5. Securities Act and Exchange Act Filings. The Parent has furnished or made available to the Purchaser via the EDGAR website maintained by the SEC, complete and accurate copies, as amended or supplemented, of its: (a) its Annual Report on Form 10-K for of the Fiscal Year ended September 30, 2012 and filed on December 26, 2012, except as may otherwise be restated pursuant to the Restatement 8-K (as defined herein) and (b) all other reports filed by the Parent under Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and all proxy or information statements filed by the Parent under subsections (a) or (c) of Section 14 of the Exchange Act with the SEC since November 14, 2011 (such documents are collectively referred to herein as the “Parent Reports”). The Parent Reports constitute all of the documents required to be filed by Parent under Section 13 or subsections (a) or (c) of Section 14 of the Exchange Act with the SEC from November 14, 2011 through the date of this Agreement. Parent Reports complied in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder when filed. Except for the Parent’s Quarterly Report on Form 10-Q for the period ended June 30, 2013, each Parent Report filed under the Exchange Act was filed on or before its due date (if any) or within the applicable extension period provided under the Exchange Act. As of their respective dates, Parent Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

SECTION 5.6. Financial Statements. Except for the Annual Report on Form 10-K for the fiscal year ended September 30, 2012, as well as the Quarterly Reports on Form 10-Q for the periods ended December 31, 2012 and March 31, 2013, the audited financial statements and unaudited interim financial statements of the Parent included in the Parent Reports (collectively, the “Parent Financial Statements”) (i) complied as to form in all material respects with applicable accounting requirements and, as appropriate, the published rules and regulations of the SEC with respect thereto when filed, (ii) were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby (except as may be indicated therein or in the notes thereto, and in the case of quarterly financial statements, as permitted by Form 10-Q under the Securities Exchange Act of 1934 (the “Exchange Act”)), (iii) fairly present the consolidated financial condition, results of operations and cash flows of the Parent as of the respective dates thereof and for the periods referred to therein, and (iv) are consistent with the books and records of the Parent.

SECTION 5.7. Undisclosed Liabilities. Except as set forth in the Parent Reports, to the knowledge of the Parent, the Parent does not have any material liability (whether known or unknown, whether absolute or contingent, whether liquidated or unliquidated and whether due or to become due), except for (a) liabilities shown on the Parent Reports referred to in Section 4.5 and (b) contractual and other liabilities incurred in the Ordinary Course of Business which are not required by GAAP to be reflected on a balance sheet. As used in this Agreement, “Ordinary Course of Business” means the ordinary course of the Parent’s business, consistent with past custom and practice (including with respect to frequency and amount).

SECTION 5.8. Absence of Certain Changes or Events. Except as set forth in the Parent Reports, since June 30, 2013:

(a) There has not been (i) any material adverse change, financial or otherwise, in the business, operations, properties, assets, or condition of the Parent (whether or not covered by insurance) materially and adversely affecting the business, operations, properties, assets, or condition of the Parent;

(b) The Parent has not (i) amended its Articles of Incorporation or by-laws; (ii) declared or made, or agreed to declare or make any payment of dividends or distributions of any assets of any kind whatsoever to shareholders or purchased or redeemed, or agreed to purchase or redeem, any of its capital stock; (iii) waived any rights of value which in the aggregate are extraordinary or material considering the business of the Parent; (iv) made any material change in its method of management, operation, or accounting; (v) entered into any other material transactions; (vi) made any accrual or arrangement for or payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee; (vii) increased the rate of compensation payable or to become payable by it to any of its officers or directors or any of its employees; or (viii) made any increase in any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement, made to, for, or with its officers, directors, or employees;

(c) Except in the ordinary course of business or as otherwise as set forth on Schedule 5.8, the Parent has not (i) granted or agreed to grant any options, warrants, or other rights for its stocks, bonds, or other corporate securities calling for the issuance thereof; (ii) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the ordinary course of business; (iii) paid or agreed to pay any material obligation or liability (absolute or contingent) other than current liabilities reflected in or shown on the most recent Parent balance sheet and current liabilities incurred since that date in the ordinary course of business and professional and other fees and expenses incurred in connection with the preparation of this Agreement and the consummation of the transactions contemplated hereby; (iv) sold or transferred, or agreed to sell or transfer, any of its assets, property, or rights (except assets, property, or rights not used or useful in its business which, in the aggregate have a value of less than $5,000), or canceled, or agreed to cancel, any debts or claims (except debts or claims which in the aggregate are of a value of less than $5,000); (v) made or permitted any amendment or termination of any contract, agreement, or license to which it is a party if such amendment or termination is material, considering the business of the Parent; or (vi) issued, delivered, or agreed to issue or deliver any stock, bonds, or other corporate securities including debentures (whether authorized and unissued or held as treasury stock), except in connection with this Agreement; and

(d) To the best knowledge of the Parent, it has not become subject to any law or regulation which materially and adversely affects, or in the future may adversely affect, the business, operations, properties, assets, or condition of the Parent.

SECTION 5.9 Consents and Approvals. No filing or registration with, no notice to, and no permit, authorization, consent or approval of any Governmental Authority or any other person is necessary for the Parent to execute and deliver this Agreement and the Related Documents.

SECTION 5.10. Brokers' Fees and Commissions. Neither the Parent nor any of its directors, officers, employees or agents has employed any investment banker, broker, finder or intermediary, and no fee or other commission is owed to any third party, in connection with the transactions contemplated herein except as set forth in Schedule 5.10 of the Disclosure Schedule.

ARTICLE VI

COVENANTS

SECTION 6.1. Conduct of the Business Prior to the Closing. During the period from the date of this Agreement and continuing until the Closing Date, the Seller agrees that, except as expressly contemplated or permitted by this Agreement or to the extent that Purchaser shall otherwise consent in writing, the Seller shall carry on the Business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted in all material respects. The Seller agrees to promptly notify the Purchaser within two (2) business days of any event or series of events which has resulted in any of the representations and warranties as to the Seller being misleading in any material respect (receipt of such notice will not be a waiver with respect to the same). Without limiting the generality of the foregoing, prior to the Closing, and except as expressly contemplated or permitted by this Agreement, the Seller will not, without the prior written consent of the Purchaser, take any action that would constitute a change which violates the terms of Section 3.8 hereof.

SECTION 6.2. Access to Information. During the period from the date of this Agreement and continuing until the Closing, at reasonable times without causing unreasonable disruption to the Business, the Seller shall give the Purchaser and its authorized representatives full access to all personnel, offices and other facilities, and to all books and records of the Seller (including, without limitation, Tax Returns and accounting work papers) and will permit the Purchaser to make, and will fully cooperate with regard to, such inspections in order to conduct, among other things, interviews of individuals and visual inspections of facilities as the Purchaser may reasonably require and will fully cooperate in such interviews and inspections and will cause the Seller's officers to furnish to the Purchaser such financial and operating data and other information with respect to the Business and the Assets as the Purchaser may from time to time reasonably request.

SECTION 6.3. Maintenance of Employee and Customer Relations. During the period from the date of this Agreement and continuing until the Closing, the Seller shall use its best commercial efforts to retain the services and goodwill of the employees of the Business and to maintain the goodwill of its customers, and shall not take, nor permit any manager, officer, employee, agent or independent contractor of the Seller to take, any action (i) with respect to any employee, which action is intended to solicit, entice, persuade or induce such employee to terminate his or her employment with the Seller which action is in contravention of the foregoing requirements, and (ii) with respect to its customers, which action is intended to cause its customers, to terminate or substantially diminish their business dealings with the Seller which action is in contravention of the foregoing requirements.

SECTION 6.4. All Reasonable Efforts. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done as promptly as practicable, all things necessary, proper and advisable under applicable laws and regulations to consummate the transactions contemplated by this Agreement including, without limitation, fulfillment of the Conditions of Closing set forth in Article VI hereof. If at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement including, without limitation, the execution of additional instruments, the proper officers and directors of the Purchaser and the Seller shall take all such necessary action.

SECTION 6.5. Consents and Approvals. The parties hereto each will cooperate with one another and use all reasonable efforts to prepare all necessary documentation to effect promptly all necessary filings and to obtain all necessary permits, consents, approvals, orders and authorizations of or any exemptions by, all third parties and Governmental Authorities necessary to consummate the transactions contemplated herein.

SECTION 6.6. Public Announcements. The Purchaser and the Seller will consult with each other and will mutually agree upon the content and timing of any press releases or other public statements with respect to the transactions contemplated by this Agreement and shall not issue any such press release or make any such public statement prior to such consultation and agreement, except as may be required by applicable law or based upon the advice of counsel that such disclosure would be prudent under applicable securities laws.

SECTION 6.7. Confidentiality. The Seller shall not use, publish, or disclose to any other person any confidential or proprietary information comprising part of the Assets or relating to the Business or the transactions contemplated by this Agreement; provided, however, that the foregoing restrictions shall not apply to information: (a) that is necessary to enforce the rights of the Seller under, or defend against a claim asserted under, this or any other agreement with the Purchaser, (b) that is necessary or appropriate to disclose to any Governmental or Regulatory Authority having jurisdiction over the Seller, or as otherwise required by law, (c) that becomes generally known other than through a breach of this Agreement by the Seller, or (d) that is necessary or appropriate in the ordinary course of the Seller's business. The Seller, acknowledges that the Purchaser does not have an adequate remedy at law for the breach of this Section 5.7 and that, in addition to any other remedies available, injunctive relief may be granted for any such breach.

SECTION 6.8. Disclosure Supplements. Prior to the Closing, each party to this Agreement will promptly supplement or amend the Disclosure Schedule with respect to any matter heretofore existing or hereafter arising which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in such Disclosure Schedule or which is necessary to correct any information in such Disclosure Schedule which has been rendered inaccurate thereby. For purposes of determining the accuracy of the representations and warranties of the Seller contained in Article III hereof and for purposes of determining satisfaction of the conditions set forth in Section 6.2 hereof, the Disclosure Schedule delivered by the Seller shall be deemed to include only that information contained therein on the date of this Agreement and shall be deemed to exclude any information contained in any subsequent supplement or amendment thereto.

SECTION 6.9. Restrictions on Transfer. The Seller agrees that prior to a termination under this Agreement pursuant to Section 9.7 and Section 9.8 hereof, it will not directly or indirectly sell, assign, transfer, give, pledge, encumber or otherwise dispose of any portion of the Assets except in the ordinary course of business and the Seller further agrees not to enter into any agreement relating to these matters or to conduct any discussions related to any of these matters.

SECTION 6.10. No Solicitation of Transaction. The Seller shall not, and shall use its best efforts to cause its representatives not to, directly or indirectly, take any of the following actions with any person other than the Purchaser without the prior written consent of the Purchaser: (A) solicit, initiate, facilitate or encourage, or furnish information with respect to the Seller, in connection with, any inquiry, proposal or offer with respect to any merger, consolidation or other business combination involving the Seller or the acquisition of all or a substantial portion of the assets of, or any securities of, the Seller (an “Alternative Transaction”); (B) negotiate, discuss, explore or otherwise communicate or cooperate in any way with any third party with respect to any Alternative Transaction; or (C) enter into any agreement, arrangement or understanding with respect to an Alternative Transaction or requiring the Seller to abandon, terminate or refrain from consummating a transaction with the Purchaser.

SECTION 6.11. No Trading. The Seller and its shareholders have not, directly or indirectly, and no person acting on behalf of or pursuant to any understanding with them, has engaged in any transactions in the securities of SSPC (including, without limitation, any short sales involving any of the SSPC’s securities) since the time that the Seller was first contacted by SSPC, any of SSPC’s representatives or any other person regarding SSPC’s acquisition of the Assets.

SECTION 6.12. Current Report. In connection with the Closing, the Parties shall file a current report on Form 8-K relating to this Agreement and the transactions contemplated hereby (the “Current Report”). Each of the Parent and Purchaser shall cause the Current Report to be filed with the SEC no later than four business days of the execution of this Agreement and of the Closing and to otherwise comply with all requirements of applicable federal and state securities laws.

SECTION 6.13. Dissolution of the Seller. Within three (3) months of the Closing, the Seller shall distribute the Stock Consideration to the shareholders of the Seller, cause the affairs of the Seller to be wound-up and dissolve the corporate existence of the Seller.

ARTICLE VII

CLOSING CONDITIONS

SECTION 7.1. Conditions to Each Party's Obligations under this Agreement. Each party's obligations under Article I and Article II of this Agreement shall be subject to each of the Parties having obtained any and all approvals, consents, licenses, permits and authorizations from Governmental Authorities, if any, in form and substance satisfactory to the other Party, necessary to permit such Party to perform its obligations hereunder, to consummate the transactions contemplated herein, and to continue to conduct the Business as presently conducted and in accordance with applicable Law.

SECTION 7.2. Conditions to the Obligations of the Purchaser. The Purchaser's obligations under this Agreement shall be further subject to the satisfaction or to the waiver by the Purchaser of the following conditions precedent:

(a) Performance of Obligations of Seller. Each of the Seller's pre-Closing obligations shall have been duly performed in all material respects, and each of the representations and warranties of the Seller contained in this Agreement shall be true and correct, in all material respects, as of the date of this Agreement and as of the Closing as if made immediately prior to the Closing (except as to any representation or warranty which specifically relates to another date), and the Purchaser shall have received a certificate to that effect signed by an officer of the Seller in a form reasonably satisfactory to the Purchaser.

(b) Secretary's Certificate. The Purchaser shall have received from the Secretary of the Seller, in a form reasonably satisfactory to the Purchaser, a certificate enclosing the certified articles of organization and operating agreement of the Seller, resolutions authorizing all of the transactions contemplated herein, and a good standing certificate of the Seller dated as of a date reasonably close to the Closing Date.

(c) Shareholder's Certificate. The Purchaser shall have received a certificate from Alex Minicucci, the principal shareholder of the Seller, in a form reasonably satisfactory to the Purchaser, that the representations and warranties of the Seller set forth in Article III hereof are true and accurate as of the execution hereof and as of the Closing Date.

(d) Financial Statements. The Seller shall have delivered to the Purchaser the audited financial statements of the Seller as of December 31, 2011 and as of December 31, 2012 and unaudited and reviewed financial statements for the periods ended June 30, 2013 and September 30, 2013.

(e) Minicucci Employment Agreement. Alex Minicucci and the Purchaser or Parent shall have entered into an employment agreement, which shall contain a non-compete provision, in the form agreed to by Minicucci and Parent (the “Minicucci Employment Agreement”) substantially in the form annexed as Exhibit “A” hereto. Upon the execution of the Minicucci Employment Agreement, Minicucci shall be appointed to the Board of Directors of SSPC.

(f) Wallace Employment Agreement. Luke Wallace and the Purchaser or Parent shall have entered into an employment agreement, which shall contain a non-compete provision, in the form agreed to by Wallace and Parent (the “Wallace Employment Agreement”) substantially in the form annexed as Exhibit “B” hereto.

(g) Contract Consents. Any and all requisite consents, waivers or authorizations from third parties required for the assumption by the Purchaser of the assumed contracts shall have been obtained without any adverse effect on the terms of such contracts.

(h) Change of Name of the Seller. The Purchaser shall have received a duly executed amendment to the articles of organization of the Seller, and all terminations or amendments to the foreign qualifications, registrations, fictitious names, doing business and similar filings, registrations or certificates of the Seller deleting and removing the word “SMS Masterminds,” “Intellectual Capital Management, Inc.” and any variation of such words, in each case in a form reasonably acceptable to the Purchaser and suitable for filing with each applicable Governmental Authority.

(i) Bill of Sale. The Purchaser shall have received a Bill of Sale selling and transferring to Purchaser the Business and all of the Assets, executed by each Seller and in the form and substance reasonable acceptable to the Parties and all other transfer documents reasonably requested by it.

(j) Legal Opinion. The Purchaser shall have received an opinion of Kane Kessler, P.C. substantially in the form and substance reasonable acceptable to the Purchaser.

(k) Except for the Assumed Liabilities, which shall be paid pursuant to Section 1.5 hereof, all obligations of the Seller for borrowed money, however evidenced shall have been terminated through payment in cash or other property, or otherwise, and the Seller shall have no liability for the same including principal, interest, fees and other changes of any description whatsoever.

(l) Equity Financing. SSPC shall have completed an equity financing (the “Financing”) in form and substance satisfactory to SSPC resulting in gross proceeds of at least $3,000,000 and up to a maximum of $10,000,000.

(m) Due Diligence. SSPC shall have completed its due diligence of the operation of the Assets and Business of the Seller, the results of which shall have been deemed satisfactory in the sole discretion of SSPC, its agents, employees and representatives.

(n) Other Documents. The Purchaser shall have received any such other documents or other materials it may reasonably request to consummate the transactions contemplated herein.

SECTION 7.3. Conditions to the Obligations of the Seller. The Seller's obligations under Article I and Article II of this Agreement shall be further subject to the satisfaction or to the waiver by the Seller of the following conditions precedent:

(a) Closing Payment. The Seller shall have received the Stock Consideration.

(b) Performance of Obligations of Purchaser. Each of the pre-Closing obligations of the Purchaser shall have been duly performed, and the representations and warranties of the Purchaser contained in this Agreement shall be true and correct, in all material respects as of the date of this Agreement and as of the Closing Date as though made immediately prior to the Closing (except as to any representation or warranty which specifically relates to another date), and the Seller shall have received a certificate to that effect signed by an officer of the Purchaser substantially in a form reasonably acceptable to the Seller.

(c) The Seller shall have received a fully signed copy of the Minicucci Employment Agreement.

(d)               Other Documents. The Seller shall have received from the Purchaser any such other documents or other materials as the Seller may reasonably request to consummate the transactions contemplated herein.

(e)                Exchange Act Filings. The Parent shall have filed all required reports under Section 13 or 15(d) of the Exchange Act including, but not necessarily limited to, any restated reports required to be made as set forth in the Parent’s Current Report on Form 8-K filed August 22, 2013 (the “Restatement 8-K”).

ARTICLE VIII

SURVIVAL AND INDEMNIFICATION

SECTION 8.1. Survival. All representations, warranties, covenants and agreements contained in this Agreement and the Related Documents shall be deemed to have been relied upon by the parties hereto, and shall survive the Closing; provided that any such representations, warranties, covenants and agreements shall be fully effective and enforceable only for a period of three (3) years following the Closing Date, and shall thereafter be of no further force or effect, except that the representations and warranties set forth in Section 3.13 (Employee Benefit Plans; Labor Relations), Section 3.14 (Taxes) and Section 3.15 (Environmental Matters) and the indemnification obligations of any party hereto in respect of any misrepresentations or related warranties to which such party had knowledge prior to the Closing, shall survive indefinitely. Additionally, the parties agree that the indemnification obligations set forth in this Article VIII shall survive with respect to any Existing Litigation and as to any claims made within the applicable survival period until finally resolved. The representations, warranties, covenants, and agreements contained in this Agreement or in any certificate, schedule, document, or other writing delivered by or on behalf of any party pursuant hereto shall not be affected by any investigation, verification, examination or knowledge acquired or capable of being acquired by any other party hereto or by any person acting on behalf of any such other party.

SECTION 8.2. Indemnification of the Purchaser. From and after the Closing, the Seller and Minicucci, jointly and severally agree to indemnify, defend and hold harmless the Purchaser and the Parent and their respective directors, officers, employees, owners, agents and affiliates and their successors and assigns or heirs and personal representatives, as the case may be (each a "Purchaser Indemnified Party") from and against, and to promptly pay to or reimburse a Purchaser Indemnified Party for, any and all losses, damages and expenses (including, without limitation, reasonable attorneys' and other advisors' fees and expenses), suits, actions, claims, deficiencies, liabilities or obligations (collectively, the "Losses") sustained by such Purchaser Indemnified Party relating to, caused by or resulting from: (a) any misrepresentation, breach of warranty, or failure to fulfill or satisfy any covenant or agreement made by the Seller; (b) the operations and business of the Seller through the Closing Date, to the extent such Losses do not constitute Assumed Liabilities; and (c) the Excluded Liabilities.

SECTION 8.3. Indemnification of the Seller. From and after the Closing, the Purchaser agrees to indemnify, defend and hold harmless the Seller and its directors, officers, employees, owners, agents and affiliates and their successors and assigns or heirs and personal representatives, as the case may be (each, a "Seller Indemnified Party") from and against, and to promptly pay to or reimburse a Seller Indemnified Party for, any and all Losses sustained by such Seller Indemnified Party relating to, caused by or resulting from: (a) any misrepresentation, breach of warranty, or failure to fulfill or satisfy any covenant or agreement made by the Purchaser contained herein or in any of the Related Documents; (b) the operation of the Business solely by the Purchaser after the Closing; and (c) the Assumed Liabilities.

SECTION 8.4. Indemnification Procedure for Third Party Claims Against Indemnified Parties.

(a) Notice. With respect to any matter for which indemnification is claimed pursuant to Section 8.2, the Purchaser Indemnified Party will notify the Seller in writing promptly after becoming aware of such matter. With respect to any matter for which indemnification is claimed pursuant to Section 8.3, the Seller Indemnified Party will notify the Purchaser in writing promptly after becoming aware of such matter. A failure or delay to promptly notify an indemnifying party of a claim will only relieve such indemnifying part of its obligations pursuant to this Section 8 to the extent, if at all, that such party is prejudiced by reason of such failure or delay.

(b) Defense of Claim. Promptly after receipt of any notice pursuant to Section 8.4, the indemnifying party shall defend, contest, settle, compromise or otherwise protect the indemnified party against any such claim for Losses at its own cost and expense. Each indemnified party will have the right, but not the obligation, to participate, at its own expense, in the defense by counsel of its own choosing; provided, however, that the indemnifying party will be entitled to control the defense unless the indemnified party has relieved the indemnifying party in writing from liability with respect to the particular matter. The indemnified party shall reasonably cooperate with the indemnifying party’s requests, and at the indemnifying party’s expenses (including, but not limited to, indemnifying party’s paying or reimbursing the indemnified party’s reasonable attorneys’ fees and investigation expenses), concerning the defense of the claim for Losses. The indemnifying party shall include the indemnified party in any settlement discussions.

(c) Failure to Defend. If the indemnifying party does not timely defend, contest or otherwise protect against a claim for Losses after receipt of the required notice, the indemnified party will have the right, but not the obligation, to defend, contest or otherwise protect against same, make any compromise or settlement therefore, and record the entire cost therefore from the indemnifying party, including, without limitation, reasonable attorneys’ fees, disbursements and all amounts paid as a result of such suit, action, investigation and Losses.

ARTICLE IX

GENERAL PROVISION

SECTION 9.1. Amendment and Modification; Waiver of Compliance. Neither the Purchaser, on the one hand, nor the Seller, on the other hand, will be deemed as a consequence of any delay, failure, omission, forbearance or other indulgence of such party: (i) to have waived, or to be estopped from exercising, any of its rights or remedies under this Agreement; or (ii) to have modified or amended any of the terms of this Agreement, unless such modification or amendment is set forth in writing and signed by the party to be bound thereby. No single or partial exercise by the Purchaser or the Seller of any right or remedy will preclude any other right or remedy, and a waiver expressly made in writing on one occasion will be effective only in that specific instance and only for the precise purpose for which given, and will not be construed as a consent to or a waiver of any right or remedy on any future occasion or a waiver of any right or remedy against any other party.

SECTION 9.2. Validity. If any provision of this Agreement or the application of any such provision to any party hereto or any circumstances relating hereto shall be determined by any court of competent jurisdiction to be invalid and unenforceable to any extent, the remainder of this Agreement or the application of such provision to such party or circumstances, other than those to which it is so determined to be invalid and unenforceable, shall not be affected thereby, and each provision hereof shall be validated and shall be enforced to the fullest extent permitted by Law.

SECTION 9.3. Parties in Interest. This Agreement shall not confer upon any other person any rights or remedies of any nature whatsoever.

SECTION 9.4. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given upon the earlier to occur of delivery thereof if by hand or upon receipt or on the second next business day after deposit if sent by a recognized overnight delivery service as follows:

If to the Purchaser:	With a copy to:
The SpendSmart Payments Company 2680 Berkshire Pkwy, Suite 130 Des Moines, Iowa 50325	Seth I. Rubin, Esq. Ruskin Moscou Faltischek, P.C. 1425 RXR Plaza East Tower, 15th Floor Uniondale, NY 11556
If to the Seller, to:	With a copy to:
SMS Masterminds 805 Aerovista Pkwy #205 San Luis Obispo, CA 93401	Peter Campitiello, Esq. Kane Kessler, P.C. 1350 Avenue of the Americas New York, N.Y. 10019

; provided that each of the parties hereto shall promptly notify the other parties hereto of any change of address, which address shall become such party's address for the purposes of this Section 9.4.

SECTION 9.5. Governing Law; Consent to Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the choice of law principles thereof. In the event of a dispute hereunder, there shall be exclusive jurisdiction in the Federal and State courts sitting in the City, County and State of New York. The party prevailing shall be entitled to recover its reasonable legal fees and expenses from the party not prevailing.

SECTION 9.6. Entire Agreement. This Agreement, including the Disclosure Schedule, and the Related Documents embody the entire agreement and understanding of the parties hereto and supersede all prior agreements and understandings between the parties hereto, whether written or oral, express or implied, with respect to such subject matter herein and therein.

SECTION 9.7. Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned:

(i) by mutual written consent of the Purchaser and the Seller;

(ii) by the Purchaser if any of the representations or warranties of the Seller contained herein are not in all material respects true, accurate and complete or if the Seller breaches any covenant or agreement contained herein in any material respect, and the same is not cured within 30 days after notice thereof;

(iii) by the Seller if any of the representations or warranties of the Purchaser contained herein are not in all material respects true, accurate and complete or if the Purchaser breaches any covenant or agreement contained herein in any material respect; and the same is not cured within 30 days after notice thereof; or

(iv) By the Purchaser if (A) the Closing has not occurred by December 31, 2013 and (B) such party has performed all of its obligations hereunder and has satisfied all of the conditions to Closing to be satisfied for the other party to proceed.

SECTION 9.8. Effect of Termination. In the event of a termination of this Agreement pursuant to Section 9.7, written notice thereof shall promptly be given to the other party (parties) hereto and this Agreement shall terminate and the transactions contemplated hereby shall be abandoned without further action by the other party hereto. Notwithstanding such termination and anything contained to the contrary herein, each party shall have the right to seek all legal remedies available for breach of this Agreement.

SECTION 9.9. Assignment. The Seller may not assign any of its rights under this Agreement without the prior consent of the Purchaser. The Purchaser may assign this Agreement without the prior consent of the Seller. Notwithstanding the foregoing, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of and be enforceable by the respective successors and permitted assigns of the parties.

SECTION 9.10. Enforceability. If any provision of this Agreement is found to be unenforceable, the balance of this Agreement shall be deemed enforceable without the provision in questions.

SECTION 9.11. Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the Party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

SECTION 9.12. Expenses. Except as otherwise expressly provided in this Agreement, each party will bear its respective expenses incurred in connection with the preparation, execution, and performance of this Agreement and the transactions contemplated by this Agreement, including all fees and expenses of agents, representatives, counsel, and accountants.

[Signature page follows]

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the date first above written.

PURCHASER:

THE SPENDSMART PAYMENTS COMPANY, a California Corporation

By:	/s/ Michael R. McCoy
Name: Michael R. McCoy
Title: President

PARENT:

THE SPENDSMART PAYMENTS COMPANY, a Colorado Corporation

By:	/s/ Bill Hernandez
Name: Bill Hernandez
Title: President

SELLER:

INTELLECTUAL CAPITAL MANAGEMENT, INC d/b/a SMS MASTERMINDS

By:	/s/ Alex Minicucci
Name: Alex Minicucci
Title: Chief Executive Officer